                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                  PHYSICIAN SUPPORT SYSTEMS, INC.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                         RTE. 230 AND EBY-CHIQUES ROAD
                          MT. JOY, PENNSYLVANIA 17552

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 8, 1996
                            ------------------------
     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Physician Support Systems, Inc. (the 'Company') will be held at 1 West 54th Street, New York, New York 10019 on Friday, November 8, 1996, at 9:30 a.m., local time, for the following purposes:

          (1) To elect six (6) directors to the Board of Directors;


          (2) To vote on a proposal to ratify the selection of independent auditors; and



          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.


     The Board of Directors has fixed the close of business on October 3, 1996 as the record date for the determination of stockholders entitled to received notice of, and to vote at, the meeting and any adjournment thereof. From October 29, 1996 through November 7, 1996, during ordinary business hours, a list of such stockholders shall be available for examination by any stockholder for any purpose germane to the annual meeting at the offices of BPI Capital Partners, Inc., 405 Park Avenue, New York, New York 10022.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                          By order of the Board of Directors

                                          DAVID S. GELLER
                                          Senior Vice President,
                                          Chief Financial Officer and Secretary

Mt. Joy, Pennsylvania
October 8, 1996

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                         RTE. 230 AND EBY-CHIQUES ROAD
                          MT. JOY, PENNSYLVANIA 17552

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

     The enclosed form of proxy is solicited by the Board of Directors of Physician Support Systems, Inc. (the 'Company') for use at the annual meeting of stockholders to be held at 1 West 54th Street, New York, New York 10019 on November 8, 1996 and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the meeting and elects to vote in person, any previously executed proxy is thereby revoked.

     Only stockholders of record as of the close of business on October 3, 1996 (the 'Record Date') will be entitled to vote at the annual meeting. As of that date, the Company had outstanding 8,665,614 shares of common stock, $.001 par value ('Common Stock'). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized, and appraisal rights for dissenting stockholders are not applicable to the matters being proposed. It is anticipated that the Proxy Statement and the accompanying proxy will first be mailed to stockholders of record on or about October 8, 1996.

     Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's Amended and Restated By-laws provide that a quorum is present if the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions and broker 'nonvotes' will be counted as present and entitled to vote in determining whether a quorum requirement is satisfied. A broker 'nonvote' occurs when a broker holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker has not received instructions from the beneficial owner and does not have discretionary power. An abstention from voting by a stockholder on a proposal has the same effect as a vote 'Against' such proposal except with respect to the election of Directors, in which case abstentions will have no effect. Broker 'nonvotes' are not counted for purposes of determining whether a proposal has been approved.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Management of the Company and the Board of Directors of the Company (the 'Board of Directors') recommend the election of the nominees listed below for the office of director to hold office until the next annual meeting and until their successors are elected and qualified or until their earlier resignation or removal. All of such nominees are members of the present Board of Directors. Three of such nominees were elected by the stockholders in 1995. Three of such nominees were elected by a majority of the Board of Directors to fill newly-created directorships in accordance with the Company's By-laws.

     The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, if at the time of the annual meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board of Directors or vote to reduce the number of directors for the ensuing year, as the Board of Directors recommends. In no event, however, can the proxy be voted to elect more than six directors. The election of the nominees to the Board of Directors requires the affirmative vote of a plurality of the shares held by stockholders present at the annual meeting in person or by proxy.

     Set forth below are the nominees for reelection to the Board of Directors. Also set forth below as to each nominee is his or her age, the year in which such nominee was first elected a director, a brief description of such nominee's principal occupation and business experience during the past five years, directorships of certain companies presently held by such nominee, and certain other information, which information has been furnished by the respective individuals.

PETER W. GILSON
Age 56
Director since 1991

     Peter W. Gilson has served since August 1991 as a Director and the President and Chief Executive Officer of the Company. Mr. Gilson was the President of the Goretex Fabrics Division of W.L. Gore & Associates from 1978 to 1986, and the Chief Operating Officer of The Timberland Company, a manufacturer of footwear and outdoor clothing, from 1986 to 1988. From 1988 to 1991, Mr. Gilson served as President, Chief Executive Officer and Chairman of the Board of Warrington Group, Inc., a manufacturer of fire safety products, which was previously a division of The Timberland Company. Mr. Gilson continues to serve as the Chairman of the Board of Warrington Group, Inc., as well as a director of each of Swiss Army Brands, Inc. and Sweetwater, Inc.

HAMILTON F. POTTER III
Age 40
Director since 1991

     Hamilton F. Potter III has served since August 1991 as a Director and the Executive Vice President, Chief Operating Officer, Treasurer and Assistant Secretary of the Company. From that time until May 1996, Mr. Potter also served as the Chief Financial Officer of the Company. Mr. Potter co-founded BPI Capital Partners, Inc. ('BPI Capital'), a private investment firm, in 1990 and has been a Managing Director of BPI Capital since that time.

MORTIMER BERKOWITZ III
Age 43
Director since 1991

     Mortimer Berkowitz III has served as a Director of the Company since August 1991 and served as a Vice President and the Secretary of the Company from August 1991 until December 1995. Mr. Berkowitz is a co-founder of BPI Capital and has been a Managing Director of BPI Capital since 1990. Mr. Berkowitz also is a director of VZV Research Foundation, Inc.

JEAN M. CAMPBELL
Age 50
Director since 1996

     Jean M. Campbell has served as a Director of the Company since July 1996. From March 1984 to the present Ms. Campbell has served as President and Chief Executive Officer of Synergistic Systems, Inc. ('Synergistic'), a California-based provider of accounts receivable management and healthcare information services, which the Company acquired in June 1996.

CHARLES W. MCCALL
Age 52
Director since 1996


     Charles W. McCall has served as a Director of the Company since August 1996. From January 1991 to the present, Mr. McCall has served as President, Chief Executive Officer and a director of HBO & Company, an international healthcare information systems company. Mr. McCall is also a director of EIS International, Inc. and WestPoint Stevens Inc.


RICHARD W. VAGUE
Age 40
Director since 1996

     Richard W. Vague has served as a Director of the Company since August 1996. Mr. Vague has served as a director of First USA, Inc., First USA Financial, First USA Bank, First USA Federal Savings Bank and First USA Paymentech since August 1991, President of First USA, Inc. since June 1990 and President and Chief Executive Officer of First USA Bank from 1987 to 1995 and is currently its Chairman and Chief Executive Officer. The First USA companies are financial services companies specializing in the credit card business.

OPERATION OF THE BOARD OF DIRECTORS

     The Company has a Compensation Committee of the Board of Directors that is currently composed of Messrs. Berkowitz and Gilson. The Compensation Committee is responsible for establishing and administering the overall compensation policies and determining compensation matters applicable to the Company's senior management and other key officers. The Compensation Committee was formed in 1996 and accordingly did not meet during 1995. The Compensation Committee may exercise such additional authority as may be prescribed from time to time by the Board of Directors.

     The Audit Committee of the Board of Directors is currently composed of Messrs. Potter, McCall and Vague. The Audit Committee was formed in October 1996 and accordingly did not meet during 1995. The Audit Committee is responsible for meeting with the Company's auditors at least annually to review the Company's financial statements and internal accounting controls. The Audit Committee will also be responsible for submitting recommendations to the Board of Directors regarding the Company's internal accounting controls and may exercise such additional authority as may be prescribed from time to time by the Board of Directors.


     The Company does not have a nominating committee.


     During 1995, no meetings of the Board of Directors were held. The Board of Directors took action during 1995 pursuant to seven (7) unanimous written consents without meetings.

DIRECTORS' COMPENSATION AND EXPENSES

     The Company pays each of its non-employee directors an annual retainer of $10,000 and a fee of $2,000 for each Board of Directors meeting and $1,000 for each committee meeting attended in person and $500 for each such meeting attended by telephone. The Company also reimburses each director for out-of-pocket expenses associated with each Board of Directors or committee meeting attended.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL NO. 1.

                             COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of September 15, 1996 (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) by each of the Company's directors and named executive officers (as hereinafter defined) and (iii) by such directors and all executive officers as a group.

                                                                          NUMBER OF SHARES
                                                                            BENEFICIALLY               PERCENT OF
                          BENEFICIAL OWNER(1)                                 OWNED(2)                   TOTAL
-----------------------------------------------------------------------   ----------------             ----------

Peter W. Gilson........................................................         840,000                    9.7%
Hamilton F. Potter III.................................................         504,000                    5.8
David S. Geller........................................................               0                      0
Jean M. Campbell.......................................................         236,250                    2.7
Peter D. Cooper........................................................         947,649(3)                10.9
Jack R. Kinne..........................................................               0                      0
Mortimer Berkowitz III.................................................         336,000                    3.9
Charles W. McCall......................................................          10,000(4)                *
Richard W. Vague.......................................................          10,000(5)                *
Dr. J. Clifford Findeiss...............................................          10,000(6)                *
Elaine Scialo..........................................................         947,649(7)                10.9
John N. Irwin III......................................................         498,400(8)                 5.8
All executive officers and directors as a group (ten persons)..........       2,893,899(3),(4),(5),(6)    33.4

------------

*  Less than 1%

(1) The address for each beneficial owner is in care of the Company, Route 230 and Eby-Chiques Road, Mt. Joy, Pennsylvania 17552 (U.S. mail address: P.O. Box 127, Landisville, Pennsylvania 17538).

(2) Except as indicated in footnotes 3, 7 and 8 to this table, to the knowledge of the Company, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable law.

(3) Includes 779,820 shares owned of record by Mr. Cooper's wife, Ms. Elaine Scialo, and 90,376 shares owned of record by the law firm of Eltman, Eltman & Cooper, P.C., of which Mr. Cooper is the sole stockholder. Mr. Cooper disclaims beneficial ownership with respect to all shares not owned by him of record.


(4) Represents shares issuable upon the exercise of options granted to Mr. McCall under the Company's 1996 Stock Option Plan (the 'Stock Option Plan') at an exercise price of $18.75 per share.


(5) Represents shares issuable upon the exercise of options granted to Mr. Vague under the Stock Option Plan at an exercise price of $15.50 per share.

(6) Dr. Findeiss currently serves on the Company's Board of Directors and is not standing for reelection. Represents shares issuable upon the exercise of options granted to Dr. Findeiss under the Stock Option Plan at an exercise price of $15.50 per share.

(7) Includes 77,453 shares owned of record by Ms. Scialo's husband, Mr. Cooper, and 90,376 shares owned of record by the law firm of Eltman, Eltman & Cooper, P.C., of which Mr. Cooper is the sole stockholder. Ms. Scialo disclaims beneficial ownership with respect to all shares not owned by her of record.

(8) Includes 92,400 shares owned of record by Mr. Irwin's wife, 177,800 shares owned of record for a trust of which Mr. Irwin's children are the beneficiaries and 226,800 shares owned of record by Hillside Capital Incorporated, a corporation in which Mr. Irwin holds a controlling equity interest. Mr. Irwin disclaims beneficial ownership with respect to all shares not owned by him of record.

                CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS

     The Summary Compensation Table below sets forth the cash compensation earned by or paid to the Company's executive officers for the years ended December 31, 1993, 1994 and 1995. The table sets forth such compensation earned by or paid to the Chief Executive Officer and the Company's other executive officers (the 'named executive officers'). Mr. David S. Geller, the Company's Senior Vice President, Chief Financial Officer and Secretary, Ms. Jean Campbell and Mr. Peter D. Cooper were not employed by the Company until 1996 and accordingly had no compensation from the Company for the years covered by the following table.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                   LONG TERM COMPENSATION(1)
                                     ----------------------------------------     ---------------------------------
                                                                                    NAME       OPTION       LONG
                                                                                     AND         AND        TERM
                                                                                  PRINCIPAL    WARRANT    INCENTIVE     ALL OTHER
                                     YEAR    SALARY(2)    BONUS(3)    OTHER(4)    POSITION     AWARDS      PAYOUTS     COMPENSATION
                                     ----    ---------    --------    --------    ---------    -------    ---------    ------------

Peter W. Gilson                      1995    $ 221,888      --          --           --          --          --           --
  President and Chief                1994      216,094      --          --           --          --          --           --
  Executive Officer...............   1993      203,658      --          --           --          --          --           --

Hamilton F. Potter III               1995    $ 137,151      --          --           --          --          --           --
  Executive Vice President           1994      132,128      --          --           --          --          --           --
  and Chief Operating Officer.....   1993      123,920      --          --           --          --          --           --

Jack R. Kinne                        1995    $ 131,012      --        $32,000(5)     --          --          --           --
  President of Spring                1994      121,101    $25,000       --           --          --          --           --
  Anesthesia Group, Inc...........   1993(6)   128,712      --          --           --          --          --           --

------------


(1) The Company has no long-term incentive compensation plans other than the Amended and Restated 1996 Stock Option Plan (the 'Amended and Restated Stock Option Plan'), which was adopted by the Board of Directors in October 1996. No options were granted under that plan or the Stock Option Plan in 1995. Mr. Kinne was granted options under the Stock Option Plan as of February 9, 1996 to purchase 7,000 shares of Common Stock at an exercise price of $12.00 per share. Mr. Geller was granted options under the Stock Option Plan as of February 14, 1996 to purchase 25,000 shares of Common Stock at an exercise price of $15.00 per share and as of September 4, 1996 to purchase an additional 25,000 shares of Common Stock at an exercise price of $21.125 per share. Subject to certain conditions, each of Messrs. Kinne's and Geller's stock options vest in equal annual installments commencing in 1997.


(2) Amounts shown include compensation deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(3) The Company has no formal bonus plan and does not provide for deferred awards. The Company may pay bonuses based on individual and Company performance.

(4) The aggregate amount of Other Annual Compensation for each named executive officer except Mr. Kinne did not equal or exceed the lesser of $50,000 or 10% of such individual's base salary and bonus for the year ended December 31, 1995.

(5) Mr. Kinne received $32,000 in reimbursement for certain costs related to his relocation in connection with the relocation of Spring Anesthesia Group, Inc.'s headquarters to Stockton, California.

(6) The Company acquired Spring Anesthesia Group, Inc. ('Spring') in August 1993. Amount shown reflects compensation from Spring for the entire year.

                            ------------------------

     Set forth below as to each of the named executive officers and certain significant employees of the Company who are not nominees for reelection to the Board of Directors is his age, a brief description of his principal occupation and business experience during the past five years, directorships of certain companies presently held by him, and certain other information, which information has been furnished by the respective individuals.

     Peter D. Cooper, age 42, joined the Company as President and Chief Executive Officer of EE&C Financial Services, Inc. ('EE&C'), a hospital and physician accounts receivable management company that the Company acquired in August 1996. Mr. Cooper has served as EE&C's President and Chief Executive Officer since 1996. From 1986 through 1995, Mr. Cooper was the President of the law firm of Eltman, Eltman & Cooper, P.C.

     Jack R. Kinne, age 47, joined Spring Anesthesia Group, Inc. ('Spring') in 1982 and served as its Vice President until August 1993. Spring was acquired by the Company in August 1993, at which time Mr. Kinne was made President of Spring.

     David S. Geller, age 37, joined the Company in February 1996 as its Vice President-Finance. In May 1996, Mr. Geller was made Senior Vice President, Chief Financial Officer and Secretary of the Company. From May 1990 until February 1996, Mr. Geller was a Senior Manager at Deloitte & Touche LLP.

     Douglas L. Estock, age 43, joined the predecessor business to the Company in January 1989 and served as its Director of Marketing from 1989 until it was acquired by the Company in 1991. Mr. Estock has served as Director of Marketing of the Company since 1991.

     Ronald Royer, age 52, joined the predecessor business to the Company in January 1989 and served as its Director of Systems Automation from 1989 until it was acquired by the Company in 1991. Mr. Royer has served as the Director of Systems Automation of the Company since 1991.

     Bruce B. Schmoyer, age 53, joined the Company in September 1995 as Director of Operations. From 1990 to August 1995, Mr. Schmoyer was a Senior Manager, Director of Patient Accounting Practice, Eastern Region at Ernst & Young, LLP.


STOCK OPTION PLAN



     The Company has no long-term incentive compensation plan other than the Amended and Restated 1996 Stock Option Plan (the 'Amended and Restated Stock Option Plan'), which was adopted by the Board of Directors in October 1996 and amended and restated the Company's 1996 Stock Option Plan (the 'Stock Option Plan'), which had been adopted at the time of the Company's Initial Public Offering (the 'Initial Public Offering'). Accordingly, no options were granted under either plan in 1995.

     Since the adoption of the Stock Option Plan through the Record Date, the Company has granted stock options to purchase an aggregate of 353,500 shares of Common Stock to employees and independent contractors of the Company and its subsidiaries and certain non-employee directors of the Company. The Board of Directors approved certain amendments to, and the restatement of, the Stock Option Plan primarily to conform the Stock Option Plan to the recently enacted rules regarding the administration of employee benefit plans as set forth under Rule 16b-3 ('Rule 16b-3') promulgated under the Securities Exchange Act of 1934, as amended (the 'Securities Exchange Act'). These changes relate to the administration of the Amended and Restated Stock Option Plan with several other minor changes.

     The purpose of the Amended and Restated Stock Option Plan is to attract and retain employees (including officers), directors and independent consultants of the Company (for purposes of this description of the Amended and Restated Stock Option Plan, the 'Company' includes subsidiaries and certain affiliates of the Company) and provide such people with additional incentives by increasing their equity ownership in the Company. The Company has reserved an aggregate of 939,750 authorized but unissued shares of Common Stock for issuance under the Amended and Restated Stock Option Plan.

     Options granted under the Amended and Restated Stock Option Plan are intended to qualify either as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code'), or be nonqualified. The Amended and Restated Stock Option Plan is intended to satisfy the conditions of Rule 16b-3.

     The Amended and Restated Stock Option Plan is currently administered by the Board of Directors. The Amended and Restated Stock Option Plan may be administered, if and as long as one is established and in existence, by a committee of the Board of Directors comprised of directors who are non-employees of the Company within the meaning of Rule 16b-3 (such committee or the Board of Directors, as the case may be, the 'Administrator'). Subject to the terms of the Amended and Restated Stock Option Plan, the Administrator has the sole authority and discretion to grant options, construe the terms of the Amended and Restated Stock Option Plan and make all other determinations and take all other action with respect to the Amended and Restated Stock Option Plan.

     Options will be exercisable during the period specified by the Administrator, except that options will become immediately exercisable in the event of a Change in Control (as defined in the Amended and Restated Stock Option Plan) of the Company. While stock options granted to non-employee directors of the Company have and may continue to be vested immediately upon grant, it is anticipated that, generally, options will vest over a five-year period. No option will be exercisable more than 10 years from the date of grant (or five years in the case of an incentive stock option granted to holders of 10% or more of the Common Stock) or after the option holder ceases to be an employee, director or consultant of the Company (other than under certain limited circumstances). Options are nontransferable, except by will or the laws of intestate succession. Shares underlying options that terminate unexercised are available for reissuance under the Amended and Restated Stock Option Plan.

     The per share exercise price of options granted under the Amended and Restated Stock Option Plan will be determined by the Administrator, except that incentive stock options may not be exercised for less than 100% of the Fair Market Value (as defined in the Amended and Restated Stock Option Plan) of a share of Common Stock on the date of grant (and at least 110% of the Fair Market Value if granted to a holder of 10% or more of the Common Stock). So long as the Common Stock is traded on the National Market System of the National Association of Securities Dealers Automated Quotation System, the Fair Market Value of a share of Common Stock will equal the reported per share closing price of the Common Stock on the day prior to the date on which the value is being determined (or, if there was no such price reported for such date, on the next preceding date for which such a price was reported).

     The exercise price for shares of Common Stock subject to an option under the Amended and Restated Stock Option Plan may be paid in cash or by an exchange of Common Stock previously owned by the option holder or a combination of both, in an amount having a combined value equal to such exercise price. Shares of Common Stock exchanged upon the exercise of any option shall be valued at the Fair Market Value on the date on which such shares are exchanged. An option holder also may elect to pay all or a portion of the aggregate exercise price by having shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under certain circumstances.

     Under the terms of the Amended and Restated Stock Option Plan, the Board of Directors may at any time alter, amend, suspend or terminate the Amended and Restated Stock Option Plan in whole or in part, except that amendments that require shareholder approval in order for the Amended and Restated Stock Option Plan to continue to comply with Rule 16b-3 or Sections 422 and 424 of the Code and the regulations promulgated thereunder will not be effective unless so approved, and no amendment shall affect adversely any of the rights of any option holder under any option theretofore granted under the Amended and Restated Stock Option Plan without such option holder's consent.

     Since the inception of the Stock Option Plan through the Record Date, Messrs. Gilson, Potter and Cooper and Ms. Campbell have not been granted any stock options and Messrs. Kinne and Geller have been granted stock options to purchase 7,000 and 50,000 shares of Common Stock under the Stock Option Plan, respectively. Through the Record Date, all current directors who are not named executive officers, as a group, have been granted stock options to purchase an aggregate of 30,000 shares of Common Stock. Options to purchase an aggregate of 256,500 shares of Common Stock under the Stock Option Plan have been granted to the Company's employees other than the named executive officers. The Company has adopted a policy to award each non-employee director stock options to purchase 10,000 shares of Common Stock at the time he or she is elected to the Board of Directors and to award annually additional stock options to purchase 5,000 shares of Common Stock annuallly thereafter, so long as such person continues as a director. The stock options previously granted to named executive officers vest over a five-year period, while the stock options granted to non-employee Directors vested immediately.

                             EMPLOYMENT AGREEMENTS

     Spring has entered into an Employment Agreement with Jack R. Kinne, the President of Spring. Pursuant to the Employment Agreement, Mr. Kinne will be employed by Spring as its President until August 1998, subject to early termination by Spring for 'cause,' as defined in the agreement. Under the Employment Agreement, Mr. Kinne receives an annual salary of $129,012, subject to upward adjustment, and is entitled to receive bonus compensation as may be determined by Spring's board of directors.

     Effective February 14, 1996, the Company entered into an employment agreement with David S. Geller under which Mr. Geller will be employed by the Company until February 1998, subject to early termination by the Company for 'cause,' as defined in the agreement. Under the employment agreement, Mr. Geller will receive an annual salary of $150,000, subject to upward adjustment, and is entitled to receive bonus compensation as may be determined by the Compensation Committee of the Board of Directors.

     Effective June 28, 1996, Synergistic entered into an employment agreement with Ms. Campbell under which Ms. Campbell will be employed by Synergistic until June 2001, subject to earlier termination by Synergistic for 'cause,' as defined in the agreement. Under the employment agreement, Ms. Campbell will receive an annual salary of $250,000, subject to upward adjustment, and is entitled to receive incentive compensation based on the growth in Synergistic's earnings.

     Effective August 30, 1996, EE&C entered into an employment agreement with Mr. Cooper under which Mr. Cooper will be employed by EE&C until August 1999, subject to earlier termination by EE&C for 'cause,' as defined in the agreement. Under the employment agreement, Mr. Cooper will receive an annual salary of $230,000, subject to upward cost-of-living adjustments, and is entitled to receive incentive compensation as may be determined by the board of directors of EE&C.
                               PERFORMANCE GRAPH

     The Company did not complete the Initial Public Offering until February 1996. Accordingly, a 'performance graph' comparing the performance of the Common Stock to other entities and indices is not presented.

                              CERTAIN TRANSACTIONS

PREFERRED STOCK INVESTMENT

     In December of 1995, Hillside Capital Incorporated ('Hillside'), a corporation in which Mr. John N. Irwin III, a beneficial owner of more than five percent of the shares of Common Stock, holds a controlling equity interest, purchased 1,100 shares of the Company's 10% Preferred Stock, Series A, for $550,000.

     Upon completion of the Initial Public Offering in February 1996, the Company applied approximately $2,932,000 of the net proceeds of the offering to redeem all of its 10% Preferred Stock, Series A and Series B. Mr. Irwin was the beneficial owner of an aggregate of $2,694,000 in such shares of preferred stock, as to which he disclaimed beneficial ownership of all but $6,000 in such shares. Of the amount of preferred stock otherwise attributable to Mr. Irwin, Hillside owned of record, before the redemption by the Company, over $1,510,000 in such shares of the Company's 10% Preferred Stock, Series A.

STOCKHOLDER ACTION

     In connection with the Company's loans from Meridian Bank that were made prior to the Initial Public Offering, all of the stockholders of the Company at the time, including Messrs. Berkowitz, Gilson, Potter and Irwin, pledged their shares of capital stock as security for the Company's loan obligations. Upon repayment of these loan obligations with a portion of the net proceeds of the Initial Public Offering, those pledged shares were released.

     Under the terms of a shareholders' agreement among the Company and its pre-Initial Public Offering stockholders, those stockholders were granted certain registration rights, including the right to be included in the Initial Public Offering. Those registration rights were waived for the Initial Public Offering. Those shareholders continue to have the right, subject to certain conditions, to include their shares of Common Stock in a registration of securities of the Company.

ACQUISITIONS

     In connection with the Company's acquisition in June 1996 of Synergistic, Ms. Campbell received 236,250 shares of Common Stock in exchange for her ownership interest in Synergistic. In connection with this acquisition, the Company granted the former stockholders of Synergistic, including Ms. Campbell, certain registration rights with respect to their shares of Common Stock.

     In connection with the Company's acquisition in August 1996 of EE&C, Ms. Scialo, Mr. Cooper's wife, received 739,048 shares of Common Stock in exchange for her ownership interest in EE&C and 40,772 shares of Common Stock in satisfaction of principal and interest owed to her by EE&C pursuant to a promissory note. The law firm of Eltman, Eltman & Cooper, P.C., of which Mr. Cooper is the sole stockholder, received 90,376 shares of Common Stock in satisfaction of principal and interest owed to that law firm by EE&C pursuant to a promissory note. In connection with this acquisition, the Company granted the former stockholders of EE&C, including Ms. Scialo and Eltman, Eltman & Cooper, P.C., certain registration rights with respect to their shares of Common Stock. Additionally, simultaneous with this acquisition, S&C Investors, a company controlled by Ms. Jane Cooper, Mr. Cooper's sister, received $500,000 owed to it by EE&C.

     In connection with the Company's acquisition in September 1996 of Medical Intercept Systems, LLC, Med-Data Interface Systems, LLC and EE&C Health Services, Inc., Mr. Cooper received 77,453 shares of Common Stock and $2,259,107 in exchange for his minority ownership interest in those companies. In connection with these acquisitions, the Company granted the former stockholders and members of those companies, including Mr. Cooper, certain registration rights with respect to their shares of Common Stock.

MISCELLANEOUS

     EE&C leases a portion of its office space from a company that is 50% owned by a partnership in which Mr. Cooper is a general partner. This lease is on a month-to-month basis with a monthly rent of approximately $26,000.

     The law firm of Eltman, Eltman & Cooper, P.C., of which Mr. Cooper is the sole stockholder, is among several law firms that provide legal services to EE&C on an ongoing basis. The Company believes that the legal fees paid to Eltman, Eltman & Cooper, P.C. are equal to or less than fees that would be paid to other law firms.


                PROPOSAL 2 -- SELECTION OF INDEPENDENT AUDITORS


     The Board of Directors has selected the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for 1996. Deloitte & Touche LLP has served as independent auditors of the Company since 1991.

     One or more representatives of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL NO. 2.

                         COMPLIANCE WITH SECTION 16(a)
                       OF THE SECURITIES AND EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended ('Exchange Act') requires the Company's directors, officers and persons who own more than 10% of the Common Stock to file reports about their beneficial ownership of the Common Stock. The Company's Common Stock was not registered under the Exchange Act prior to February 9, 1996, the date of the Initial Public Offering, and accordingly none of the Company's directors or officers were required to file any reports required by Section 16(a) of the Exchange Act with respect to the year 1995.

                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company for the year ended December 31, 1995 accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which includes audited financial statements, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposals intended to be presented at the Company's 1997 annual meeting of stockholders must be received no later than February 28, 1997 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of Common Stock.

                                          DAVID S. GELLER
                                          Senior Vice President, Chief
                                          Financial Officer and Secretary

October 8, 1996

                                                                         ANNEX 1

                           [FRONT SIDE OF PROXY CARD]

                         PHYSICIAN SUPPORT SYSTEMS, INC.

                          PROXY/VOTING INSTRUCTION CARD

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PHYSICIAN
        SUPPORT SYSTEMS, INC. FOR THE ANNUAL MEETING ON NOVEMBER 8, 1996

     The undersigned appoints Peter W. Gilson,  Hamilton F. Potter III and David
S. Geller, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Physician Support Systems, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on November 8, 1996, and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                    (Continued, and to be signed and dated on the reverse side.)

                                         Physician Support Systems, Inc.
                                         P.O. Box 11286
                                         New York, N.Y.  10203-0286

                          [REVERSE SIDE OF PROXY CARD]




1. ELECTION OF DIRECTORS

FOR all nominees  [ ]              [ ] WITHHOLD AUTHORITY                              [ ] *EXCEPTIONS
listed below                           to vote for all nominees listed below

Nominees:  Peter W. Gilson, Hamilton F. Potter III, Mortimer Berkowitz III, Jean M. Campbell, Charles W. McCall and Richard W. Vague
(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ________________________________________________________________________________________________________________________


2.  To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 1996.


                [ ] FOR                       [ ] AGAINST                            [ ] ABSTAIN

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof

                                                                         Change of Address and
                                                                         or Comments Mark Here  [ ]

                                                              The signature on this Proxy should correspond exactly with stockholder's  name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign.
                                                              Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                                                              DATED: _____________________________________, 1996

                                                              __________________________________________________
                                                                              Signature

                                                              __________________________________________________
                                                                              Signature

                                                              VOTES MUST BE INDICATED
                                                              (x) IN BLACK OR BLUE INK

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE
ENCLOSED PREPAID ENVELOPE

                                      S-2